     As filed with the Securities and Exchange Commission on June 28, 1996

                                                 Registration No. 333- _________

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 205499

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             MUSTANG SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 California                                 7372                                               77-0204718
         (State or Other Jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer Identification No.)
               or Organization)                     Classification Code Number)

                              6200 Lake Ming Road
                         Bakersfield, California 93306
                    (Address of Principal Executive Offices)

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                     James A. Harrer, President and C.E.O.
                         Mustang Software Incorporated
                              6200 Lake Ming Road
                         Bakersfield, California 93306
                                 (805) 873-2500
    (Name, Address, and Telephone Number, Including Area Code, of Agent for
                                   Service)

                                   Copies to:
                              Mark A. Klein, Esq.
                          Freshman, Marantz, Orlanski,
                                 Cooper & Klein
                        9100 Wilshire Boulevard, 8-East
                        Beverly Hills, California 90212
                                 (310) 273-1870
                              Fax: (310) 274-8357

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [#]

                        CALCULATION OF REGISTRATION FEE

                                                                            Proposed            Proposed
                                                                            Maximum              Maximum
                                                                            Offering           Aggregate             Amount of
                                                   Amount to be            Price per            Offering           Registration
    Title of Securities to be Registered            Registered              Share(1)            Price(1)                Fee
    ------------------------------------           ------------            ---------           ---------           ------------
 Common Stock, no par value  . . . . . . .         50,000 shares             $4.00              $200,000              $68.97


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

=============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.


         (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

         (b) All reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements included in the above- mentioned Annual Report on Form 10-KSB.

         (c) The section of the Registrant's Prospectus dated April 5, 1995 entitled "Description of Capital Stock -- Common Stock."

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation and By-Laws provide for indemnification of the officers and directors of the Registrant to the full extent permitted by law. The General Corporation Law of the State of California permits a corporation to limit, under certain circumstances, a director's liability for monetary damages and actions brought by or in the right of the corporation. The Registrant's Articles of Incorporation also provide for the elimination of the liability of directors from monetary damages to the full extent permitted by law.



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
         The Registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Articles of Incorporation and By-Laws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Numbers
         -------
         4.1  Mustang Software, Inc. Employee Stock Purchase Plan.

         4.2  Form of Subscription Agreement under Employee Stock Purchase Plan

         5    Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

         24.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

         24.2 Consent of Independent Public Accountants

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saugus, State of California, on this 27th day of June, 1996.


                                          MUSTANG SOFTWARE, INC.



                                          By:    /s/ JAMES A. HARRER
                                             --------------------------------
                                                     James A. Harrer
                                              President, Chief Executive
                                           Officer and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        Signature                                         Title                    Date
                        ---------                                         -----                    ----
                /s/  JAMES A. HARRER                      President, Chief Executive Officer
- --------------------------------------------------        and Chairman of the Board
                     James A. Harrer                      (Principal Executive Officer)         June 27, 1996


                /s/ RICHARD J. HEMING                     Vice President, Chief Operations
- --------------------------------------------------        Officer,  Secretary and Director      June 27, 1996
                    Richard J. Heming

                 /s/ C. SCOTT HUNTER                      Vice President of Engineering and
- --------------------------------------------------        Director                              June 27, 1996
                     C. Scott Hunter

                /s/ DONALD M. LEONARD                     Vice President Finance and Chief
- --------------------------------------------------        Financial Officer
                    Donald M. Leonard                     (Principal Financial and
                                                          Accounting Officer)                   June 27, 1996

         /s/ JAMES STANLEY ("STAN") HARRIS
- --------------------------------------------------
             James Stanley ("Stan") Harris                Director                              June 27, 1996

             /s/ STANLEY A. HIRSCHMAN
- --------------------------------------------------
                 Stanley A. Hirschman                     Director                              June 27, 1996

              /s/ MICHAEL S. NOLING
- --------------------------------------------------
                  Michael S. Noling                       Director                              June 27, 1996



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

                                 EXHIBIT INDEX


Exhibit
Number                                                                      Page
- -------                                                                     ----
4.1     Mustang Software, Inc. Employee Stock Purchase Plan.

4.2     Form of Subscription Agreement under Employee Stock Purchase Plan

5       Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

24.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

24.2    Consent of Independent Public Accountants



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